EXHIBIT 32
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002 (18 U.S.C. SECTION 1350) AND FOR THE PURPOSE OF COMPLYING WITH RULE
13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934.
In connection with the Annual Report of Commonwealth Income & Growth Fund IV (the “Company”) on Form 10-K for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that: (a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimberly A. Springsteen

Kimberly A. Springsteen
Chief Executive Officer and Chief Financial Officer
April 2, 2007